UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2017 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

hhgregg, Inc. (the “Company”), as parent, Gregg Appliances, Inc., as borrower (the “Borrower”), HHG Distributing LLC (“HHG”), and each existing and future domestic subsidiary of the Borrower (together with the Company, the Borrower, and HHG, the “Debtors”) entered into a Senior Secured Superpriority Debtor-In-Possession Credit Facility (the “DIP Credit Agreement”) with Wells Fargo Bank, National Association, as administrative and collateral agent (the “Agent”), GACP Finance Co., LLC, as FILO agent (the “FILO Agent”), and certain other lenders (the “Lenders”) consisting of (i) a $50,000,000 senior secured superpriority revolving credit facility (the “Revolving Loans”) and (ii) a $30,000,000 senior secured superpriority “first-in, last-out” term loan facility (the “FILO Loans”).

Prior to the issuance of a final order from the United States Bankruptcy Court for the Southern District of Indiana (the “Bankruptcy Court”) reasonably satisfactory in form and substance to Agent (the “Final Order”), authorizing the DIP Credit Agreement, the proceeds of (a) the Revolving Loans shall be used (i) to fund certain expenses related to the bankruptcy proceedings discussed in Item 1.03 below (the “Chapter 11 Cases”), and (ii) subject to the budget required by the DIP Credit Agreement, for general corporate purposes of the Borrower not otherwise prohibited by the terms of the DIP Credit Agreement and (b) the FILO Loans shall be used for the repayment of a portion of the outstanding “Loans” under the Amended and Restated Loan and Security Agreement, dated March 29, 2011, with Wells Fargo Bank, N.A., as administrative agent and collateral agent for the lenders and the lenders party thereto as amended by Amendments No. 1, No. 2 and No. 3 (the “Prior Facility”) in accordance with the terms thereof. Upon entry of the Final Order, in addition to the above, the proceeds of the Revolving Loans shall be used for the repayment of any remaining outstanding “Loans” under the Prior Facility.

The Borrower’s obligations under the DIP Credit Agreement are guaranteed by the Company and each of the other Debtors and are secured by substantially all of the real and personal property of the Debtors, subject to certain exceptions. The Revolving Loans bear interest at a rate per annum equal to the Base Rate (as defined in the Prior Facility and described in Item 1.02 below) plus 3.00%. The FILO Loans bear interest at a rate per annum equal to one-month LIBOR (as a reference rate, adjusted monthly) plus 10.00%. Upon the occurrence and during the continuance of an event of default under the DIP Credit Agreement, the interest rate increases by 2% per annum. All obligations under the DIP Credit Agreement, accrued or otherwise, shall be due and payable in full on the earliest of (i) the date that is 12 months after March 6, 2017, (ii) a sale of all or substantially all of the assets of any Debtor under Section 363 of the Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) or otherwise, (iii) 35 calendar days after March 6, 2017 if the Final Order is not entered, (iv) the effective date of substantial consummation of any plan of reorganization, (v) the date of acceleration of the Obligations (as defined in the DIP Credit Agreement) and the termination of the Aggregate Commitments (as defined in the DIP Credit Agreement) upon the occurrence of an Event of Default (as defined in the DIP Credit Agreement), or (iv) the filing of a motion by any Debtor seeking dismissal of the Chapter 11 Cases, the actual dismissal of the Chapter 11 Cases, the filing of a motion by any Debtor seeking to convert the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, the conversion of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, or the appointment of a trustee or examiner with expanded powers in the Chapter 11 Cases.

The DIP Credit Agreement includes representations from the Borrower and the Company that are customary for debtor-in-possession financing. The DIP Credit Agreement also includes various affirmative and negative covenants applicable to the Debtors, including a covenant to adhere to a budget delivered satisfactory to the Agent and the FILO Agent and other customary covenants for debtor-in-possession financings of this type, including restrictions on the incurrence of indebtedness, capital expenditures, mergers, sales and other dispositions of property and other fundamental changes. The DIP Credit Agreement provides for customary events of default, including defaults resulting from non-payment of principal, interest or other amounts when due, failure to perform or observe covenants, and the failure to achieve certain milestones in the bankruptcy proceedings.

Item 1.02.	Termination of a Material Definitive Agreement

On March 6, 2017, the Debtors entered into the DIP Credit Agreement as described in Item 1.01 above. The DIP Credit Agreement succeeds and subsumes the Prior Facility.

The Prior Facility was comprised of a $20 million first-in last-out revolving tranche (the “Prior FILO”) and a $280 million revolver, subject to borrowing availability. The Prior Facility had a maturity date of June 28, 2021. Under the Prior Facility, the first $20 million of borrowings are applied to the Prior FILO, subject to a borrowing base equal to the sum of (i) 5% of the eligible credit card A/R and (ii) 10% of the net orderly liquidation value of eligible inventory, in each case subject to customary reserves and eligibility criteria. Under the Prior FILO, the inventory advance rate is reduced by 0.5% per quarter to 6.0% and remains at 6.0% unless the fixed charge coverage ratio is less than 1.0x, then it reduces by 0.5% each quarter to 5.0%.

If the fixed charge coverage ratio is less than 1.0x at that time, the inventory advance rate is reduced to 0.25% each quarter. Interest on the borrowings under the Prior FILO are payable at a fluctuating rate based on LIBOR plus an applicable margin of 450-500 bps based on the average quarterly excess availability.

Borrowings greater than $20 million were subject to similar terms and rates under the Prior Facility. As defined, under the Prior Facility, the defined borrowing base is equal to the sum of (i) 90.0% of the net orderly liquidation value of all eligible inventories and (ii) 90% of all commercial and credit card receivables, in each case subject to customary reserves and eligibility criteria. Interest on the Prior Facility was payable at a fluctuating rate based on LIBOR plus an applicable margin of 150-200 bps based on the average quarterly excess availability.

Item 1.03.	Bankruptcy or Receivership

On March 6, 2017, the Company and each of its subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in the Bankruptcy Court. The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On March 6, 2017, the Company issued a press release with respect to the foregoing events. A copy of the press release is being filed as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference into this Item 1.03.

In connection with the filing for relief under the Bankruptcy Code, the Company and its subsidiaries entered into the DIP Credit Agreement on March 6, 2017, as described in Item 1.01 above.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 6, 2017, the Company and its subsidiaries entered into the DIP Credit Agreement. The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 6, 2017, the Company and each of its subsidiaries filed voluntary petitions for reorganization relief under the Bankruptcy Code in Bankruptcy Court as described in Item 1.03 above. The filing of the bankruptcy petitions constituted an event of default under the Prior Facility, which is described in Item 1.02 above. As a result of such event of default, all obligations under the Prior Facility became automatically and immediately due and payable. The total amount of such obligations was $56.2 million as of March 6, 2017.

While the Company believes that any efforts to enforce such payment obligations under the Prior Facility are stayed as a result of the filing of the bankruptcy petitions, the obligations of all parties to the Prior Facility under such agreement have been subsumed by the DIP Credit Agreement, as described in Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated March 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: March 6, 2017	By:	/s/ Kevin J. Kovacs
Kevin J. Kovacs
SVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated March 6, 2017.